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                                                                Exhibit 10.5

                            INVESTOR RIGHTS AGREEMENT

      INVESTOR RIGHTS AGREEMENT made as of November 2, 1999 and amended as of December 30, 1999 by and among (i) Gomez Advisors, Inc., a Delaware corporation (the "Company"), (ii) the Purchasers listed on Exhibit A hereto (the "Purchasers"), (iii) The Ashton Technology Group, Inc. a Delaware corporation ("Ashton"), (iv) the Ashton Executives listed on Exhibit B hereto (the "Ashton Executives") and (v) each of Julio Gomez, John Robb and Alexander Stein (individually a "Founder and collectively the "Founders"). The Purchasers may be referred to herein individually as an "Investor" and collectively as the "Investors". The Investors, Ashton and the Ashton Executives may be referred to herein individually as a "Preferred Stockholder" and collectively as the "Preferred Stockholders".

      WHEREAS, the Company proposes to issue and sell an aggregate of up to Five Million Eight Hundred Eighty-Two Thousand Three Hundred Fifty-Three shares of Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Stock"), to the Investors pursuant to that certain Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement");

      WHEREAS, the Investors may become party to the Purchase Agreement from time to time upon one or more Subsequent Closings (as defined in the Purchase Agreement);

      WHEREAS, as a condition to entering into the Purchase Agreement, the Investors have requested that the Company extend to them registration rights and certain other rights and covenants as set forth herein;

      WHEREAS, the Company has previously granted registration rights to Ashton, the Ashton Executives and the Founders pursuant to the Ashton Stockholders Agreement (as defined herein); and

      WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company that the Company enter into this Agreement;

      NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1. GENERAL PROVISIONS

1.1 Shares Subject to this Agreement. The Investors expressly agree that the terms and restrictions of this Agreement shall apply to all shares of capital stock which any of them now owns or hereafter acquires by any means, including without limitation by purchase, assignment, conversion of convertible securities or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction (the "Shares").
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1.2 No Partnership Relationship. Notwithstanding, but not in limitation of, any other provision of this Agreement, the parties understand and agree that the creation, management and operation of the Company shall not create or imply a general partnership between or among the Investors and shall not make any Investor the agent or partner of any other Investor for any purpose.

1.3 Additional Investors. Upon the sale of any Additional Shares (as defined in the Purchase Agreement) to Additional Purchasers (as defined in the Purchase Agreement) in accordance with the Purchase Agreement, each such Additional Purchaser shall become a party hereto, be deemed an Investor for all purposes hereunder and be bound by the provisions of this Agreement, without any further action by the Company or such Additional Purchaser. Each Additional Purchaser (as defined in the Purchase Agreement) shall, if requested by the Company, execute and deliver a counterpart signature page hereto, to further evidence such agreement.

1.4 Registration of Transfer. The Company shall maintain a register of the Shares and of their transfer and exchange. When certificates representing Shares (or an affidavit as to loss thereof, as the case may be) are presented to the Company with a request (x) to register the transfer of such Shares in accordance with the terms and conditions of this Agreement or (y) to exchange one or more certificates for one or more other certificates representing an equal aggregate number of shares, the Company shall register the transfer or make the exchange as requested if the Company's reasonable requirements for such transaction are met; provided that the certificates surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the holder thereof or his attorney duly authorized in writing.

1.5 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "Affiliate" has the meaning ascribed to that term in Rule 12b-2 under the Exchange Act, or any successor rule.

      "Ashton Stockholders Agreement" shall mean the Stockholders Agreement dated as of January 22, 1999 and as amended as of December 30, 1999 by and among the Company, Ashton, the Gomez Principals (as defined therein) and the Ashton Executives (as defined therein).

      "Commission" shall mean the Securities and Exchange Commission and any successor agency of the Federal government administering the Securities Act and the Exchange Act.

      "Common Stock" shall mean (i) the common stock, $.0001 par value per share, of the Company; (ii) any other capital stock of the Company, however designated, authorized on or after the date hereof, which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.


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      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Initial Public Offering" shall mean the first underwritten public offering of Common Stock of the Company, offered on a firm commitment basis pursuant to a registration statement filed with the Commission under the Securities Act on Form S-1 or its then equivalent, in which (i) the aggregate net proceeds to the Company equals or exceeds $20,000,000 and (ii) the initial public offering price per share equals or exceeds an amount equal to $10.20 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalization events).

      "Person" shall include any individual, a corporation, an association, a partnership, a trust or estate, a government and any agency or political subdivision thereof, or any other entity

      The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement, or, as the context may require, under the Exchange Act or applicable state securities laws.

      "Registrable Securities" shall mean (i) shares of Common Stock or other securities issued or issuable pursuant to the conversion of the Series C Stock; and (ii) any shares of Common Stock or other securities issued or issuable pursuant to the conversion of the Series C Stock upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act; provided that such shares of Common Stock or other securities shall cease to be Registrable Securities at such time when such Common Stock or other securities (other than Common Stock or other securities held by Persons who are Affiliates of the Company) are eligible for sale pursuant to Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable upon conversion of the Series C Stock even if such exercise has not been effected.

      "Registration Expenses" shall mean the expenses so described in Section
4.7.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Selling Expenses" shall mean the expenses so described in Section 4.7.

      "Subsidiary" or "Subsidiaries" shall mean any corporation, partnership, trust or other entity of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity.


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2. PREEMPTIVE RIGHTS

2.1 Notice of New Issuance. Except with respect to "Exempt Issuances" as defined in Section 2.3, in the event that the Company plans to issue any (i) shares of Common Stock, (ii) warrants, options or other rights to purchase Common Stock (collectively, "Rights"), or (iii) any debentures or other securities convertible into or exchangeable for shares of Common Stock (collectively, "Convertible Securities"), the Company will deliver to the Investors a notice (the "Offer Notice"), stating the price and other terms and conditions thereof.

2.2 Right to Purchase Shares, Rights or Convertible Securities. The Company shall not issue or sell, agree or obligate itself to issue or sell, or reserve or set aside for issuance or sale any shares of Common Stock, Rights or Convertible Securities (collectively, "New Issuances"), other than an Exempt Issuance, unless in the case of each New Issuance, the Company shall have first offered to sell such securities (the "Offered Securities") to Investors as follows: the Company shall offer to sell to each Investor that portion of the Offered Securities as the number of shares of capital stock of the Company then held by such Investor bears to the total number of shares of capital stock of the Company held by all Investors, treating each Investor, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to it upon conversion, exercise and exchange of all Rights and Convertible Securities held by it on the date immediately preceding the New Issuance and assuming the like conversion, exercise and exchange of all such securities held by other persons. The rights set forth in this Article 2 shall be exercised by the Investors, if at all, by written notice to the Company delivered not later than ten (10) days after the receipt by the Investors of the Offer Notice in accordance with the terms and conditions stated therein, and such right shall expire at the end of the tenth day after the day of the receipt by the Investors of the Offer Notice.

2.3 Exempt Issuances. The issuances referred to in Section 2.1 which will not give the Investors the rights described in Section 2.2 (the "Exempt Issuances") are issuances in which shares of Common Stock or Rights or Convertible Securities of the Company are issued or deemed issued (i) as a dividend or distribution payable pro rata to all holders of Common Stock or other securities of the Company; (ii) to employees, consultants, officers and directors of the Company in the form of options to purchase shares of Common Stock pursuant to the Company's 1998 Stock Plan, the Company's 1999 Long Term Incentive Plan, the Company's 1999 Stock Plan or any other equity plan or arrangement approved by the Company's Board of Directors (a "Stock Plan Issuance"); (iii) in connection with the conversion or exercise of any options, warrants or other rights to purchase Common Stock (A) existing on the date hereof or issued to the Investors pursuant hereto (including any warrants, the Series A Stock and the Company's Series B Convertible Preferred Stock) or (B) issued in accordance with the foregoing clause (ii); or (iv) issued pursuant to the acquisition of another corporation by the Company by merger (where the Company owns no less than 51% of the voting power of such corporation) or by purchase of substantially all of its stock or assets.

2.4 Termination. The respective rights and obligations of the parties under this
Article 2 shall terminate immediately prior to the consummation of the Company's Initial Public Offering.


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3. RESTRICTIONS ON TRANSFER; INVESTOR PARTICIPATION IN SALES

3.1 Restrictions on Transfer by Founders. The Founders hereby agree to the following provisions with respect to any sale, transfer or other disposition of Shares, in the event such sale, transfer or disposition is allowed pursuant to
Article 4 hereof:

            (a) Non-Complying Transfers Prohibited. Each Founder understands that he may not sell, assign, transfer, exchange, gift, devise, pledge, hypothecate, encumber or otherwise alienate or dispose of any Shares, or any right or interest therein, whether voluntarily or involuntarily, by operation of law or otherwise, except in accordance with this Agreement. Any such purported transfer in violation of any provision of this Agreement and all actions by the purported transferor and transferee in connection therewith shall be of no force or effect. The Company shall not be required to recognize such purported transfer for any purpose, including without limitation for purposes of dividend and voting rights. If any transfer of Shares is made or attempted contrary to the provisions of this Agreement or if any Shares are not offered as required by this Agreement, the Company or the other holders of Shares of the Company shall have the right to purchase such Shares from each such transferring Founder or each such transferee at any time before or after each such purported transfer, as hereinafter provided. In addition to any other legal or equitable remedies the Company or such other holders may have, the Company and such other holders may enforce this right by actions for specific performance, to the extent permitted by law.

            (b) Right of First Offer on Voluntary Transfers.

                  (i) In the event that a Founder (hereafter the "Selling
            Founder") desires to sell, assign, transfer or otherwise voluntarily alienate or dispose of any Shares ("Offered Shares"), other than transfers to Permitted Transferees (as defined in Section 3.3), the Selling Founder shall, prior to any such transfer to a third party, give written notice (the "Selling Founder's Notice") of such desire to the Company and the Preferred Stockholders. The Company shall have a right of first offer (the "Company's Right of First Offer") to purchase, all but not less than all, of the Offered Shares, as are proposed to be sold in the Selling Founder's Notice, at the monetary price per share designated in the Selling Founder's Notice, payable as provided in Section 3.1(b)(iii) hereof, if the Company gives written notice of the exercise of such right to such Selling Founder within thirty (30) days (the "Company's Offer Period") after the date of the Selling Founder's Notice to the Company. If the Company does not intend to exercise the Company's Right of First Offer in full or if the Company is not lawfully able to repurchase the Offered Shares, the Company will send written notice thereof (the "Company's Expiration Notice") to the Selling Founder and the Preferred Stockholders at least fifteen (15) days before the expiration of the Company's Offer Period. The Company's Expiration Notice will specify the Offered Shares subject to the Preferred Stockholders' Right of Second Offer described below.

                  (ii) Preferred Stockholders' Right of Second Offer. If the
            Company does not exercise its right of first offer in full, the Preferred Stockholders will


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            have a right of second offer (the "Preferred Stockholders' Right of
            Second Offer") to purchase all of the Offered Shares not purchased by the Company as are proposed to be sold in the Selling Founder's Notice at the monetary price per share designated in the Selling Founder's Notice, payable as provided in Section 3.1(b)(iii) hereof. Not later than thirty (30) days after receipt of the Selling Founder's Notice (the "Preferred Stockholder Offer Period"), each Preferred Stockholder shall deliver written notice (such "Preferred Stockholder's Notice") to the Selling Founder stating whether the Preferred Stockholder has accepted the offer for its pro rata share of the Offered Shares stated in the Selling Founder's Notice. Each Preferred Stockholder may only accept the offer of the Selling Founder for its pro rata share in whole and may not accept such offer in part. The Preferred Stockholders shall also have a right of oversubscription such that if any Preferred Stockholder fails to accept the offer of the Selling Founder as to its full pro rata fraction (calculated on an as-converted basis), the remaining Preferred Stockholders shall, among them, have the right to purchase up to the balance, of such Offered Shares not so purchased. The Preferred Stockholders may exercise such right of oversubscription by accepting the offer of the Selling Founder as to more than their pro rata share. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Shares available in respect of such oversubscription privilege, the oversubscribing Preferred Stockholders shall be cut back with respect to over subscriptions on a pro rata basis in accordance with their respective pro rata shares or as they may otherwise agree among themselves. If any Preferred Stockholder accepts the offer of the Selling Founder, such Preferred Stockholder's Notice shall fix a time, location and date for the closing of such purchase, which date shall be not less than ten (10) nor more than thirty (30) days after delivery of the Preferred Stockholder's Notice.

                  (iii) Closing. The place for the closing of any purchase and sale described in Section 3.1(b)(i) or Section 3.1(b)(ii) shall be the principal office of the Company or at such other place as the parties shall agree. At the closing, the Selling Founder shall accept payment on the monetary terms contained in the Selling Founder's Notice. At the closing, the Selling Founder shall deliver to the Company or the Preferred Stockholder(s), as the case may be, in exchange for Shares purchased and sold at the closing, certificates for the number of Shares stated in the Selling Founder's Notice, accompanied by duly executed instruments of transfer.

                  (iv) Transfers to Third Parties. If the Company and the
            Preferred Stockholders fail to accept the offer stated in the Selling Founder's Notice, or if such offer is accepted but the Company and/or the Preferred Stockholder(s) fails to consummate the purchase at a closing as hereinabove provided, then the Selling Founder shall be free, subject to the provisions of Sections 3.1(c) and 4.2 hereof, to sell all, but not less than all, of the Offered Shares to any third party (the "Third Party Purchaser") at a price and on terms no less favorable to the Selling Founder than described in the Selling Founder's Notice, provided, however, that such sale is consummated within ninety (90) days after the giving of the Selling Founder's


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            Notice to the Company and the Preferred Stockholders. As a condition precedent to the effectiveness of a transfer pursuant to this
            Section 3.1(b)(iv), the Third Party Purchaser shall agree in writing prior to such transfer to become a party to this Agreement as a Founder and bound by the terms of this Agreement as a Founder and shall thereafter be permitted to transfer Shares only in accordance with this Agreement.

            (c) Right of Co-Sale.

                  (i) Eligible Preferred Stockholder Co-Sale Right. If any
            Preferred Stockholder (each, an "Eligible Preferred Stockholder") has waived or otherwise failed to timely exercise its respective rights of first offer to purchase all or any portion of the Offered Shares as provided under Section 3.1(b), then such Eligible Preferred Stockholder will have a right to participate in the sale of the remaining Offered Shares ("Remaining Offered Shares") to the Third Party Purchaser in a manner set forth herein ("Right of Co-Sale"). Each Eligible Preferred Stockholder shall have the right to sell to the Third Party Purchaser, at the same price per Share and on the same terms and conditions as the Selling Founder is selling to the Third Party Purchaser (the "Co-Sale Terms"), such number of Shares (the "Co-Sale Shares") as is equal to the number of Remaining Offered Shares multiplied by the Co-Sale Pro Rata Fraction (as defined below), if such Eligible Preferred Stockholder gives written notice of the exercise of such right to such Selling Founder within forty-five (45) days (the "Co-Sale Refusal Period") after the date of such Eligible Preferred Stockholder's receipt of the Selling Founder's Notice. For purposes of this Section 3.1(c), the "Co-Sale Pro Rata Fraction" shall be defined as a fraction, the numerator of which is the number of Shares on an as-converted basis then owned by such Eligible Preferred Stockholder and the denominator of which is the number of Shares on an as-converted basis then owned by the Founders plus the number of Shares on an as-converted basis then owned by all of the Eligible Preferred Stockholders who have elected to exercise the Right of Co-Sale.

                  (ii) Notices of Offer and Intent to Participate. If an
            Eligible Preferred Stockholder wishes to participate in any sale pursuant to this Section 3.1(c), the Eligible Preferred Stockholder shall notify the Selling Founder in writing of such intention as soon as practicable after such Eligible Preferred Stockholder's receipt of the notice from the Selling Founder and in any event within the Preferred Stockholder Offer Period. If the Selling Founder does not receive such notice from an Eligible Preferred Stockholder within the Preferred Stockholder Offer Period, the Selling Founder shall be free to consummate the proposed transaction without any obligation to include such Eligible Preferred Stockholder's Shares in such transaction.

                  (iii) Sale of Co-Sale Shares. The Selling Founder and, if
            participating, the Eligible Preferred Stockholder(s), shall sell, subject to the provisions of Section 4.2 hereof, to the Third Party Purchaser all, or at the option of the Third Party Purchaser, any part of the shares proposed to be sold by them at not less


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            than the price and upon other terms and conditions, if any, not less favorable to the Eligible Preferred Stockholder(s) than the Co-Sale Terms; provided that any purchase of less than all of such shares by the Third Party Purchaser shall be made from the Selling Founder and the Eligible Preferred Stockholders pro rata based upon the relative amount of the shares that the Selling Founder and the Eligible Preferred Stockholders are otherwise entitled to sell pursuant to
            Section 3.1(c). If Co-Sale Shares are transferred under this Section
            3.1 to any Third Party Purchaser who is not a party to this Agreement, as a condition precedent to the effectiveness of such transfer pursuant to this Section 3.1(c)(iii), such Third Party Purchaser shall agree in writing prior to such transfer to become a "Founder" party to and bound by the terms of this Agreement as a Founder and shall thereafter be permitted to transfer Shares only in accordance with this Agreement.

3.2 Restrictions on Transfer by Preferred Stockholders. The Preferred Stockholders hereby agree to the following provisions with respect to any sale, transfer or other disposition of Shares, in the event such sale, transfer or disposition is allowed pursuant to Article 4 hereof:

            (a) Non-Complying Transfers Prohibited. Each Preferred Stockholder understands that it may not sell, assign, transfer, exchange, gift, devise, pledge, hypothecate, encumber or otherwise alienate or dispose of any Shares, or any right or interest therein, whether voluntarily or involuntarily, by operation of law or otherwise, except in accordance with this Agreement. Any such purported transfer in violation of any provision of this Agreement and all actions by the purported transferor and transferee in connection therewith shall be of no force or effect. The Company shall not be required to recognize such purported transfer for any purpose, including without limitation for purposes of dividend and voting rights. If any transfer of Shares is made or attempted contrary to the provisions of this Agreement or if any Shares are not offered as required by this Agreement, the Company or the other holders of Shares of the Company shall have the right to purchase such Shares from each such transferring Preferred Stockholder or each such transferee at any time before or after each such purported transfer, as hereinafter provided. In addition to any other legal or equitable remedies the Company or such other holders may have, the Company and such other holders may enforce this right by actions for specific performance, to the extent permitted by law.

            (b) Rights of First Offer on Voluntary Transfers.

                  (i) Rights of First Offer. In the event that a Preferred
            Stockholder (hereafter the "Selling Stockholder") desires to sell, assign, transfer or otherwise voluntarily alienate or dispose of any Shares, other than transfers to Permitted Transferees, the Selling Stockholder shall, prior to any such transfer, give written notice (the "Selling Stockholder's Notice") of such desire to the Company and to each Preferred Stockholder. The Selling Stockholder's Notice shall include a proposed purchase price per share and proposed terms of payment of such purchase price. The Selling Stockholder's Notice shall constitute a binding offer by the Selling Stockholder to sell pro rata to the Preferred Stockholders such number of Shares (the "Preferred Offered Shares") then owned by the Selling


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            Stockholder as are proposed to be sold in the Selling Stockholder's
            Notice at the monetary price per share designated in the Selling Stockholder's Notice, payable as provided in Section 3.2(b)(ii) hereof. Not later than thirty (30) days after receipt of the Selling Stockholder's Notice, each Preferred Stockholder may elect to purchase its pro rata share of the Preferred Offered Shares by delivering written notice (the "Preferred Stockholder's Notice") to the Selling Stockholder (with a copy to the Company). The Preferred Stockholders shall also have a right of oversubscription such that if any Preferred Stockholder fails to accept the offer of the Selling Stockholder as to its full pro rata fraction, the remaining Preferred Stockholders shall, among them, have the right to purchase up to the balance of such Preferred Offered Shares not so purchased. The Preferred Stockholders may exercise such right of oversubscription by accepting the offer of the Selling Stockholder as to more than their pro rata share. If, as a result thereof, such oversubscriptions exceed the total number of the Preferred Offered Shares available in respect of such oversubscription privilege, the oversubscribing Preferred Stockholders shall be cut back with respect to over subscriptions on a pro rata basis in accordance with their respective pro rata shares or as they may otherwise agree among themselves. If any Preferred Stockholder accepts the offer of the Selling Stockholder, the Preferred Stockholder's Notice shall fix a time, location and date for the closing of such purchase, which date shall be not less than ten (10) nor more than thirty (30) days after delivery of such notice.

                  (ii) Closing. The place for the closing of any purchase and sale described in Section 3.2(b)(i) shall be the principal office of the Company or at such other place as the parties shall agree. At the closing, the Selling Stockholder shall accept payment on the terms contained in the Selling Stockholder's Notice. At the closing, the Selling Stockholder shall deliver to the accepting Preferred Stockholder(s), in exchange for Shares purchased and sold at the closing, certificates for the number of Shares stated in the Selling Stockholder's Notice, accompanied by duly executed instruments of transfer.

                  (iii) Transfers to Third Parties. If the Preferred
            Stockholders fail to accept the offer stated in the Selling Stockholder's Notice, or if such offer is accepted but the accepting Preferred Stockholder(s) fail to consummate the purchase at a closing as hereinabove provided, then the Selling Stockholder shall be free, subject to the provisions of Sections 3.2(c) and 4.2 hereof, to sell all, but not less than all, of the Preferred Offered Shares to a third party (the "Preferred Third Party Purchaser") at a price and on terms no less favorable to the Selling Stockholder than described in the Selling Stockholder's Notice; provided, however, that such sale is consummated within ninety (90) days after the giving of the Selling Stockholder's Notice to the Company and the Preferred Stockholders. Notwithstanding anything to the contrary contained in this Section 3.2(b), in the event Ashton is the Selling Stockholder and the Preferred Stockholders do not elect to purchase all of the Preferred Offered Shares desired to be sold by Ashton, then Ashton shall be free, subject to the provisions of Sections 3.2(c) and 4.2 hereof, to sell all, but not less than all, of the Preferred


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            Offered Shares to a Preferred Third Party Purchaser only if such
            Preferred Third Party Purchaser is a reputable institutional investor approved by holders of at least a majority of outstanding Shares held by the Investors, which approval shall not be unreasonably withheld at, a price and on terms no less favorable to Ashton than described in Ashton's Selling Stockholder's Notice; provided, however, that such sale is consummated within ninety (90) days after the giving of the Selling Stockholder's Notice by Ashton to the Company and the Preferred Stockholders. As a condition precedent to the effectiveness of a transfer pursuant to this
            Section 3.2(b)(iii), the Preferred Third Party Purchaser shall agree in writing prior to such transfer to become a party to and bound by the terms of this Agreement as an Investor or as a Preferred Stockholder, as the case may be, and shall thereafter be permitted to transfer Shares only in accordance with this Agreement.

            (c) Right of Co-Sale.

                  (i) Preferred Stockholder Co-Sale Right. If any Preferred
            Stockholders (the "Declining Preferred Stockholders") have waived or otherwise failed to timely exercise their respective rights of first offer to purchase all or any portion of the Preferred Offered Shares as provided under Section 3.2(b), such Declining Preferred Stockholders will have a right to participate in the sale of any remaining Preferred Offered Shares (the "Remaining Prefered Offered Shares") to the Preferred Third Party Purchaser in a manner set forth herein ("Preferred Right of Co-Sale"). Each Declining Preferred Stockholder shall have the right to sell to the Preferred Third Party Purchaser, at the same price per Share and on the same terms and conditions as the Selling Stockholder is selling to the Preferred Third Party Purchaser (the "Preferred Co-Sale Terms"), such number of Shares (the "Preferred Co-Sale Shares") as is equal to the number of Remaining Preferred Offered Shares multiplied by the Co-Sale Pro Rata Fraction (as defined below), if such Declining Preferred Stockholder gives written notice of the exercise of such right to such Selling Stockholder within forty-five (45) days (the "Co-Sale Offer Period") after the date of such Declining Preferred Stockholder's receipt of the Selling Stockholder's Notice. For purposes of this Section 3.2(c), the "Co-Sale Pro Rata Fraction" shall be defined as a fraction, the numerator of which is the number of Shares on an as-converted basis then owned by such Declining Preferred Stockholder and the denominator of which is the number of Shares on an as-converted basis then owned by the Founders plus the number of Shares on an as-converted basis then owned by all of the Declining Preferred Stockholders who have elected to exercise the Preferred Right of Co-Sale.

                  (ii) Notices of Offer and Intent to Participate. If a
            Declining Preferred Stockholder wishes to participate in any sale pursuant to this Section 3.2(c), the Declining Preferred Stockholder shall notify the Selling Stockholder in writing of such intention as soon as practicable after such Declining Preferred Stockholder's receipt of the notice from the Selling Stockholder and in any event within the Co-Sale Offer Period. If the Selling Stockholder does not receive such notice from a Declining Preferred Stockholder within the Co-Sale Offer Period, the Selling Stockholder shall be free to consummate the proposed transaction without any obligation to include such Declining Preferred Stockholder's Shares in such transaction.

                  (iii) Sale of Preferred Co-Sale Shares. The Selling
            Stockholder and, if participating, the Declining Preferred Stockholder(s), shall sell, subject to the provisions of Section 4.2 hereof, to the Preferred Third Party Purchaser all, or at the option of the Preferred Third Party Purchaser, any part of the shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not less favorable to the Declining Preferred Stockholder(s) than the Co-Sale Terms; provided, however, that any purchase of less than all of such shares by the Preferred Third Party Purchaser shall be made from the Selling Stockholder and the Declining Preferred Stockholders pro rata based upon the relative amount of the shares that the Selling Stockholder and the Declining Preferred Stockholders are otherwise entitled to sell pursuant to Section 3.2(c). If Preferred Co-Sale Shares are transferred under this Section 3.2 to any Preferred Third Party Purchaser who is not a party to this Agreement, as a condition precedent to the effectiveness of such transfer pursuant to this
            Section 3.2(c)(iii), such Preferred Third Party Purchaser shall agree in writing prior to such transfer to become party to and bound by the terms of this Agreement as an Investor, Ashton or as Ashton Executive as the case may be, and shall thereafter be permitted to transfer Shares only in accordance with this Agreement.

3.3 Transfers to Permitted Transferees. The restrictions on transfer contained in this Article 3 shall not apply to (a) transfers by a Preferred Stockholder to an Affiliate of such Preferred Stockholder, (b) if such Preferred Stockholder is a partnership, transfers to a partner or retired partner of such partnership,
(c) if such Preferred Stockholder is a corporation, transfers to the stockholders of such corporation pursuant to a duly declared dividend, (d) transfers to any nominee of such Preferred Stockholder made solely for internal administrative purposes, (e) transfers by a Founder or an Ashton Executive to such person's spouse, children or other member of such person's immediate family, or to a trust for the benefit of such persons, (f) transfers by a Founder or an Ashton Executive to the trustee or trustees of a trust revocable solely by such person, (g) transfers by a Founder or an Ashton Executive to such person's guardian or conservator or (h) transfers by a Founder or an Ashton Executive in the event of such person's death to such person's executor(s) or administrator(s) or to trustee(s) under such person's will (collectively, "Permitted Transferees"); provided, however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to the provisions of this Article 3, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

3.4 Termination. The respective rights and obligations of the parties under this
Article 3 shall terminate upon the consummation of the Company's Initial Public Offering.

4. TRANSFER OF REGISTRABLE SECURITIES; REGISTRATION

4.1 Restrictive Legend. Each certificate representing Registrable Securities shall, except as otherwise provided in this Section 4.1 or in Section 4.2, be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

      "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and not with a view to distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Securities Act of 1933 and any other applicable securities laws, unless the holder shall have obtained an opinion of counsel reasonably satisfactory to the corporation that such registration is not required or the transferee is an Affiliate of the holder."

      Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if there is an effective registration statement covering the securities represented by such certificate or, with such request, the Company shall have received either the opinion referred to in Section 4.2(i) or the "no-action" letter referred to in Section 4.2(ii).

4.2 Notice of Proposed Transfer. Subject to the provisions of Article 3, prior to any proposed sale, pledge, hypothecation or other transfer of any Registrable Securities (other than under the circumstances described in Section 4.3, 4.4 or 4.5), the holder thereof shall give written notice to the Company of its intention to effect such sale, pledge, hypothecation or other transfer. Each such notice shall describe the manner of the proposed sale, pledge, hypothecation or other transfer and, if requested by the Company shall be accompanied by either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed sale, pledge, hypothecation or other transfer may be effected without registration under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a distribution to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a stockholder (in the case of a transferor that is a corporation) in each case in respect of the beneficial interest of such partner or stockholder. Each certificate for Registrable Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 4.1, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel or "no-action" letter referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act or that such legend is not required to establish compliance with any provisions of the Securities Act. Notwithstanding any other provision hereof, the restrictions provided for in this Section 4.2 shall not apply to securities which are not required to bear the legend prescribed by Section 4.1 in accordance with the provisions of that Section.

4.3 Required Registration.

      (a) Upon the earlier to occur of (i) 180 days after consummation of the Initial Public Offering and (ii) December 30, 2001, one or more of the holders of Registrable Securities constituting at least a majority of the total shares of Registrable Securities then outstanding may request the Company to register for sale under the Securities Act all or any portion of the shares of Registrable Securities held by such requesting holder or holders for sale in the manner specified in such notice.

      (b) Following receipt of any notice under this Section 4.3, the Company shall immediately notify all holders of Registrable Securities from whom notice has not been received and such holders shall then be entitled within thirty (30) days after receipt of such notice from the Company to request the Company to include in the requested registration all or any portion of their shares of Registrable Securities. The Company shall use reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, the number of shares of Registrable Securities specified in such notice (and in all notices received by the Company from other holders within thirty (30) days after the receipt of such notice by such holders). The Company shall be obligated to register the Registrable Securities pursuant to this Section 4.3 on two (2) occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid (except to the extent reduced (but not by more than 25%) by the managing underwriter, if any, pursuant to Section 4.3(d)), for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4.3 after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering and prior to the later to occur of the completion of the period of distribution for such offering or 180 days after the effective date of such registration statement.

      (c) If the holders requesting such registration intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 4.3 and the Company shall include such information in the written notice referred to in paragraph (b) above. The right of any holder to registration pursuant to this Section 4.3 shall be conditioned upon such holder's agreeing to participate in such underwriting and to permit inclusion of such holder's Registrable Securities in the underwriting. If such method of disposition is an underwritten public offering, the Company shall designate the managing underwriter of such offering, which managing underwriter shall be reasonably acceptable to holders of at least a majority in interest of the shares of Registrable Securities to be sold in such offering. A holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

      (d) A registration statement filed pursuant to this Section 4.3 may, subject to the following provisions, include (i) shares of Common Stock for sale by the Company for its own account, (ii) shares of Common Stock held by officers or directors of the Company and (iii) shares of Common Stock held by persons who are entitled to include such shares in such registration (the

"Other Shareholders"), in each case for sale in accordance with the method of disposition specified by the requesting holders. If such registration shall be underwritten, the Company, such officers and directors and Other Shareholders proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting on terms no less favorable to such officers, directors or Other Shareholders than the terms afforded the holders of Registrable Securities. If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration, then the shares of Common Stock held by officers or directors or by Other Shareholders (other than Registrable Securities) and shares of Common Stock to be sold by the Company for its own account shall be excluded from such registration to the extent so required by such managing underwriter, and unless the holders of such shares and the Company have otherwise agreed in writing, such exclusion shall be applied first to the shares held by the directors and officers of the Company and the Other Shareholders to the extent required by the managing underwriter, then to the shares of Common Stock of the Company to be included for its own account to the extent required by the managing underwriter. If the managing underwriter determines that marketing factors require a limitation of the number of Registrable Securities to be registered under this Section 4.3, then Registrable Securities shall be excluded in such manner that the securities to be sold shall be allocated pro rata among the selling holders pro rata based on their ownership of Registrable Securities. In any event all securities to be sold other than Registrable Securities will be excluded prior to any exclusion of Registrable Securities. No Registrable Securities or any other security excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of Registrable Securities, officer, director or Other Shareholder who has requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, such holder of securities may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The securities so withdrawn shall also be withdrawn from registration. Except for registration statements on Form S-4, S-8 or any comparable form or successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 4.3 until the completion of the period of distribution of the registration contemplated thereby or 180 days after the effective date of such registration, whichever is later.

      (e) If at the time of any request to register Registrable Shares by holders pursuant to this Section 4.3, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by the Company not more than twice in any 12-month period.

4.4 Incidental Registration. If the Company at any time (other than pursuant to Section 4.3) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or any successor to such forms or another form not available for registering the Registrable Securities for sale to the public), each such time it will promptly give written notice to all holders of the Registrable Securities of its intention so to do.

Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any or all of its Registrable Securities, the Company will use reasonable best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Securities so registered. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to this
Section 4.4. In such event the right of any holder of Registrable Securities to registration pursuant to this Section 4.4 shall be conditioned upon such holder's participation in such underwriting to the extent provided herein. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 4.4, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting registration of any limitations on the number of shares to be underwritten, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated (i) first to the Company with respect to shares of Common Stock being sold for its own account and (ii) second, to holders of Registrable Securities and to Other Stockholders requesting registration in proportion, as nearly as practicable, to the respective amounts of securities owned by them. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4.4 without thereby incurring any liability to the holders of Registrable Securities. If any holder of Registrable Securities disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

4.5 Registration on Form S-3.

      (a) In addition to the rights provided in Sections 4.3 and 4.4, subject to a limit of one (1) registration hereunder in any twelve (12) month period, if at any time (i) any holder or holders of the Registrable Securities request that the Company file a registration statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would be at least $2,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any comparable or successor form thereto to register such shares, then the Company shall use reasonable best efforts to register under the Securities Act on Form S- 3 or any comparable or successor form thereto, for public sale in accordance with the method of disposition specified in such request, the number of shares of Registrable Securities specified in such request. Whenever the Company is required by this Section 4.5 to use reasonable best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 4.3, including but not limited to the requirement that the Company notify all holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering, shall apply to such registration, provided, however, that except as provided above, there shall be no limitation on the number of registrations on Form S-

3 which may be requested and obtained under this Section 4.5. Notwithstanding any other provision of this Section 4.5, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, such limitation will be imposed pro rata with respect to all Registrable Securities whose holders have requested inclusion in such registration pursuant to this Section 4.5.

      (b) The Company shall use reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of that Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form.

4.6 Registration Procedures. If and whenever the Company is required by the provisions of Section 4.3, 4.4 or 4.5 to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

      (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4.3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities including executing an undertaking to file post-effective amendments and use reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby;

      (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

      (c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

      (d) use reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction;

      (e) use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

      (f) comply with all applicable rules and regulations under the Securities Act and Exchange Act;

      (g) immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      (h) if the offering is underwritten and at the request of any seller of Registrable Securities, use reasonable best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters to such effects as reasonably may be requested by counsel for the underwriters, and
(ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

      (i) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

      (j) cooperate with the selling holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriter may request at least two business days prior to any sale of Registrable Securities; and

      (k) permit any holder of Registrable Securities which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

      For purposes of this Agreement, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date thereof, provided, however, in the case of any registration of Registrable Securities on Form S-3 or a comparable or successor form which are intended to be offered on a continuous or delayed basis, such 180 day-period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by
Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

      In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws.

4.7 Expenses.

      (a) All expenses incurred by the Company in complying with Sections 4.3,
4.4 and 4.5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained by the Company with respect to the offering by the Company, and fees and disbursements (not to exceed $35,000) of one counsel selected by a majority in interest of the sellers of Registrable Securities, but excluding any Selling Expenses (defined below), are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses".

      (b) The Company will pay all Registration Expenses in connection with each registration statement under Section 4.3, 4.4 or 4.5; provided, that, in the event of a registration pursuant to Section 4.3 hereof which is withdrawn at the request of the Investors other than as a result of the Company's failure to perform its obligations hereunder and other than as a result of a cutback by the underwriter of such registration in the amount of Registrable Securities which may be included in such registration by more than 25%, the Investors shall pay the Registration Expenses with respect to such registration. All Selling Expenses in connection with each registration statement under Section 4.3, 4.4 or 4.5 shall be borne by the participating sellers in proportion to the number of shares registered by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

4.8 Indemnification and Contribution.

      (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 4.3, 4.4 or 4.5, the Company will indemnify and hold harmless each holder of Registrable Securities, its officers, directors and partners, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder, officer, director, partner, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any prospectus, offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 4.3, 4.4 or 4.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Applications executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification (provided that in such instance the Company shall not be so liable if it has used reasonable best efforts to so register or qualify the Registrable Securities) and will reimburse each such seller, and such officer, director and partner, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by any such holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

      (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 4.3, 4.4 or 4.5, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Registrable Securities, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus, offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 4.3, 4.4 or 4.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Securities covered by such registration statement. Not in limitation of the foregoing, it is understood and agreed that the indemnification obligations of any seller hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this subparagraph (b).

      (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4.8 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 4.8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

      (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 4.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 4.8, then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder of Registrable Securities will be required to contribute any amount in excess of the proceeds received from the sale of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      (e) The indemnities and obligations provided in this Section 4.8 shall survive the transfer of any Registrable Securities by such holder.

4.9 Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

4.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, except as provided in paragraph (c) below, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

      (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor rule);

      (b) use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

      (c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 (or any successor rule) and, at any time after it has become subject to such reporting requirements, of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

4.11 "Market Stand-Off" Agreement. Each of the Investors agrees, severally and not jointly, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Purchaser during a period not to exceed one hundred and eighty (180) days following the effective date of the first registration statement of the Company filed under the Securities Act, and to enter into an agreement to such effect; provided that
(A) all officers and directors of the Company, and all Persons known by the Company to own 1% or more of the Company's outstanding capital stock, shall enter into similar agreements and (B) this restriction shall not apply to shares of Common Stock being sold by any Investor under any such registration statement.

      The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

4.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 4 may be assigned (but only with all related obligations under this Agreement) by a holder of Registrable Securities to a transferee or assignee of such securities (y) who is not engaged in a business activity competitive with the Company (as reasonably determined by the Company's Board of Directors) and who after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and similar recapitalization events) or (z) who is an Affiliate or a constituent partner of such holder; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if (i) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and (ii) the transferee or assignee shall acknowledge in writing that the transferred or assigned Registrable Securities shall remain subject to this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 4.

5. BOARD OF DIRECTORS

5.1 Election of Directors. Each Preferred Stockholder and each Founder shall take or cause to be taken such actions as may be required from time to time to establish and maintain the number of persons comprising the Board of Directors of the Company at seven (7) or at such other number as the Board of Directors may determine from time to time, and to elect as directors (i) two representatives of the Series C Stock designated for election by holders of at least a majority of the Series C Stock issued and outstanding (the "Series C Directors"), (ii) one representative of the Company's Series A Convertible Voting Preferred Stock, par value $.01 per share (the "Series A Stock") designated for election by holders of at least a majority of the Series A Stock issued and outstanding (the "Class A Director"), (iii) two representatives of the Founders designated for election by the Founders (the "Founder Directors") and (iv) two independent directors designated for election by both (A) at least a majority of the Series C Stock issued and outstanding, voting as a separate class, and (B) at least a majority of the Series A Stock issued and outstanding, voting as a separate class; provided that each such independent director shall be a person that is not a director, officer, employee, agent, representative or Affiliate of any Investor or of Ashton. Without limiting the generality of the foregoing, at each annual meeting of the stockholders and at each special meeting of the stockholders called for the purpose of electing directors of the Company, and at any time at which the stockholders have the right to, or shall, elect directors of the Company, then, and in each event, the Preferred Stockholders and the Founders shall vote all Shares owned by them (or shall consent in writing in lieu of a meeting of stockholders, as the case may be) to set the number of, and to elect persons as, directors of the Company in accordance with the preceding sentence.

5.2 Removal of Directors; Filling of Vacancies. Each Preferred Stockholder and each Founder shall take all action necessary to remove forthwith any director when such removal is requested for any reason, with or without cause, by the Persons that designated such director for election. In the case of the death, resignation or removal as herein provided of a director, each Preferred Stockholder and each Founder shall vote all Shares owned by him, her or it to elect another person designated by the Persons that designated the deceased, resigning or removed director if, at the time such vacancy occurs, such Persons shall have the right to have a person designated by him elected as a director pursuant to Section 5.1.

5.3 Board Committees. The Board of Directors shall have a Compensation Committee and an Audit Committee, and at least one Series C Director shall be a member of each such committee. In addition, a Series C Director shall serve as Chairman of the Compensation Committee of the Board of Directors.

5.4 Board Observer Rights. The Company shall permit one (1) authorized representative of Ashton to attend all, but not vote at any, meetings of the Board of Directors of the Company, and shall provide such notice of and other information to Ashton with respect to such meetings as are delivered to the Directors of the Company; provided that such representative may be excluded from any "executive session" of the Board of Directors at which, in the reasonable opinion of the

Board of Directors, such exclusion is necessary to preserve or protect the proper functioning of the Board of Directors and the exercise of its fiduciary duties. Such representative shall be strictly an observer at each meeting of the Board of Directors and nothing in this paragraph shall be construed as to confer any other function, position or title on such representative. The Company shall promptly reimburse in full each observer of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company.

5.5 Termination of Article. The provisions of this Article 5 shall be of no further force or effect upon the consummation of the Company's Initial Public Offering.

6. AFFIRMATIVE COVENANTS OF THE COMPANY

The Company covenants and agrees that, from the date of the Closing under the Purchase Agreement and thereafter so long as any Investor owns Registrable Securities, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe the following covenants and provisions as applicable to such Subsidiary.

6.1 Financial Statements; Other Reports. The Company and each Subsidiary will maintain proper books of account and records in accordance with generally accepted accounting principles applied on a consistent basis, and will deliver to each Investor and its Affiliates jointly owning at least fifty thousand (50,000) shares of the Company's capital stock, treating all preferred stock on an as converted basis but excluding any unexercised options, warrants or purchase rights (each, a "Rights Holder"):

      (a) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related statements of income and stockholders' equity and of cash flows of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the budget for such current year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company;

      (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company, including therein a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and statements of income and stockholders' equity and of cash flows of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by independent public accountants of recognized standing acceptable to the Rights Holders;

      (c) as soon as available and, in any event, within twenty (20) days after the last day of each month, financial statements, including a balance sheet as of the last date of such month, a statement of income (or monthly operating expenses) for such month, together with a cumulative statement of income from the first day of the current year to the last day of such month, and a cash flow analysis, together with cumulative cash flow analyses from the first day of the current year to the last day of such month;

      (d) as soon as available and, in any event at least prior to the start of each fiscal year, a copy of the business plan for such year, including operating budgets, operating expenses and profit and loss projections, cash flow projections and capital expenditure budgets, as prepared for the Board of Directors and as approved by the Board of Directors; and

      (e) promptly after sending, making available, or filing the same, such reports and financial statements as the Company shall send or make available to the stockholders of the Company.

      Neither the foregoing provisions of this Section nor any other provision of this Agreement shall be in limitation of any rights which an Investor may have with respect to the books and records of the Company and its Subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

6.2 Inspection and Other Information. Each Rights Holder and such agents, advisors and counsel as such Rights Holder may designate, may, at its expense, visit and inspect any of the properties of the Company and each Subsidiary, examine the books of account of the Company and each Subsidiary, take extracts therefrom and discuss the affairs, finances and accounts of the Company and each Subsidiary with its officers and employees and public accountants (and by this provision the Company and each Subsidiary hereby authorizes said accountants to discuss with such Rights Holder and such persons its finances and accounts), at reasonable times and with reasonable prior notice during normal business hours. All such visits and inspections shall be conducted in a manner which will not unreasonably interfere with the normal business operations of the Company and each Subsidiary. The Company and each Subsidiary will furnish to each such Rights Holder such other information as it from time to time may reasonably request.

6.3 Independent Accountants. The Company will retain independent public accountants approved by the Company's Board of Directors who shall certify the Company's consolidated financial statements at the end of each fiscal year.

6.4 Preservation of Corporate Existence. The Company and each Subsidiary will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

6.5 Availability of Common Stock. The Company will, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all then outstanding shares of convertible securities and exercise of all then outstanding options, warrants and similar purchase rights.

6.6 Termination of Affirmative Covenants. The covenants set forth in this Article shall be of no further force or effect upon the consummation of the Company's Initial Public Offering.

7. Small Business Investment Company Covenants.

7.1 SBIC Covenants.

      (a) Without the consent of each Investor that is a Small Business Investment Company ("SBIC") licensed by the United States Small Business Administration (each an "SBIC Investor"), the Company will not issue securities to any SBIC in the future if such issuance would cause such SBIC Investor to be deemed to be a member of an "Investor Group" in "Control" of the Company (as such terms are defined in 13 CFR ss. 107.865).

      (b) The Company shall permit representatives of the Small Business Administration and each SBIC Investor access to the Company's records. Upon the request of an SBIC Investor or any of its affiliates, the Company will furnish to such person all information reasonably requested by it in order for it to comply with its recordkeeping, reporting and other obligations under the SBIA or any SBIC Regulation.

      (c) For a period of one year following the last Closing hereunder, neither the Company nor any of its Subsidiaries (if any) will change its business activity if such change would render the Company ineligible to receive financial assistance from an SBIC under the SBIA and the regulations thereunder (within the meanings of 13 CFR ss.ss. 107.720 and 107.760(b)).

      (d) The Company will at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

7.2 Regulatory Compliance Cooperation.

      (a) In the event that an SBIC Investor determines that it has a Regulatory Problem (as defined below), such SBIC Investor shall have the right to transfer its shares of Series C Stock without regard to any restriction on transfer hereunder, and the Company shall (i) take all such actions as are reasonably requested by such SBIC Investor in order to effectuate and facilitate any transfer by such SBIC Investor of any securities of the Company then held by such SBIC Investor to any Person designated by such SBIC Investor or (ii) use its best efforts to take all actions reasonably necessary to address and cure such Regulatory Problem.

      (b) For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or an SBIC Investor believes that there is a substantial risk of such assertion) that such SBIC Investor is not entitled to hold, or exercise any significant right with respect to, the underlying Common Sock of the Company.

7.3 Termination of Covenants. The covenants set forth in this Article 7 shall be of no further force or effect upon the consummation of the Initial Public Offering.

8. MISCELLANEOUS

8.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

      If to an Investor:      To its address set forth on Exhibit A:

      If to the Company:      Gomez Advisors, Inc
                              55 Old Bedford Road
                              Lincoln, MA  01773
                              Tel:  (781) 257-2000
                              Fax:  (781) 257-2550
                              Attn:  General Counsel

      With a copy to:         Mintz Levin Cohn Ferris Glovsky and Popeo. P.C.
                              One Financial Center
                              Boston,  MA 02111
                              Tel: (617) 542-6000
                              Fax: (617) 542-2241
                              Attn:  Lewis J. Geffen, Esq.

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

8.2 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

8.3 Modifications and Amendments. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority of the outstanding shares of Series C Stock. Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

8.4 Assignment. The rights and obligations under this Agreement may not be assigned by the Company without the prior written consent of at least a majority of the holders of Registrable Securities, unless specifically permitted by the terms hereof, except that the Company may assign this Agreement and its rights and obligations hereunder to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of the Company.

8.5 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

8.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

8.7 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of The Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 8.1 hereof.

8.8 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

8.9 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

8.10 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.11 Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

8.12 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                              GOMEZ ADVISORS, INC.


                              By: /s/ Julio Gomez
                                  ------------------------
                                  Name:  Julio Gomez
                                  Title: CEO


                              THE ASHTON TECHNOLOGY GROUP, INC.


                              By: /s/ Fredric Rittereiser
                                  --------------------------
                                  Name:  Fredric Rittereiser
                                  Title: President & CEO

                              /s/ Julio Gomez
                              -------------------------------
                              JULIO GOMEZ


                              /s/ John M. Robb
                              -------------------------------
                              JOHN M. ROBB


                              /s/ Alexander D. Stein
                              -------------------------------
                              ALEXANDER D. STEIN


                              /s/ Fredric W. Rittereiser
                              ------------------------------
                              FREDRIC W. RITTEREISER


                              /s/ K. Ivan F. Gothner
                              ------------------------------
                              K. IVAN F. GOTHNER

                              /s/ Arthur J. Bacci
                              ------------------------------
                              ARTHUR J. BACCI


                              /s/ William Uchimoto
                              ------------------------------
                              WILLIAM UCHIMOTO


                              /s/ Richard Butler
                              ------------------------------
                              RICHARD BUTLER


                              /s/ Fred Weingard
                              ------------------------------
                              FRED WEINGARD


      Counterpart Signature Pages Begin on Next Page

                    Counterpart Signature Page For Investors

      The undersigned hereby agrees to become a party to that certain Investor Rights Agreement dated as of November 2, 1999 and amended as of December 30, 1999 (the "Agreement") among Gomez Advisors, Inc. (the "Company") and others. From and after the undersigned's execution and delivery of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the shares of Series C Stock purchased by the undersigned shall be deemed to be "Shares" for all purposes of the Agreement.


______________________________________
Printed Name of Purchaser


______________________________________
Signature of Purchaser

                                    EXHIBIT A

                                   PURCHASERS

      INITIAL CLOSING:

      Paul Palandjian
      c/o Intercontinental Developers, Inc.
      1270 Soldiers Field Road
      Boston, MA  02185

      Peter Palandjian
      c/o Intercontinental Developers, Inc.
      1270 Soldiers Field Road
      Boston, MA  02185

      Leon Palandjian
      c/o Intercontinental Developers, Inc.
      1270 Soldiers Field
      Boston, MA  02185

      Marie-Louise Palandjian
      c/o Intercontinental Developers, Inc.
      1270 Soldiers Field Road
      Boston, MA  02185

      Edward G. Nardi
      c/o Intercontinental Developers, Inc.
      1270 Soldiers Field Road
      Boston, MA  02185

      Jacques DeGruyter
      17 Les Chenes du Parc Ducup
      66000 Perpignon, France

      West End Venture Partners, LLC
      1 World Trade Center, Suite 4563
      New York, NY  10048
      Attn:  Mark Nordlicht

      John Hancock Global Technology Fund
      101 Huntington Avenue, 7th Floor
      Boston, MA  02199
      Attn: Al Ouellette

      Sakura Holdings Limited

      The Tropic Isle Building
      Wickams Cay, Tortola
      British Virgin Islands
      Attn: Theodore Pun

      SUBSEQUENT CLOSING (12/30/99):

      BancBoston Ventures, Inc.
      100 Federal Street
      Boston, MA 02110
      Attn: Peter Roberts

      With a copy to:   Bingham Dana LLP
                        150 Federal Street
                        Boston, MA 02110
                        Attn:  Roger Feldman, Esq.

      Private Equity Portfolio Fund II, LP
      c/o BancBoston Ventures, Inc.
      100 Federal Street
      Boston, MA 02110
      Attn: Peter Roberts

      SOFTVEN No. 2 Investment
           Enterprise Partnership
      3-23 Kanda-Nishikcho
      Chiyoda-ku, Tokyo 101-0054
      JAPAN
      Phone - (813) 5259-2712
      Fax - (813) 5259-2762
      Attn:  Hidetoshi Sasaki

      With a copy to:   Sullivan & Cromwell
                        125 Broad Street
                        New York, NY  10004
                        Attn:  Stephen Grant, Esq.

      Jacqueline A. O'Neil
      One Exeter Street
      Boston, MA  02116

      Lee Einbinder
      c/o Lehman Brothers
      3 World Financial Center
      New York, NY 10285
      Tel: 212/526-1616

      Fax: 212/526-4986

      Mark Burton
      c/o Lehman Brothers
      3 World Financial Center
      New York, NY 10285
      Tel: 212/526-4131
      Fax: 212/526-4986

      Dave Sherwood
      c/o Lehman Brothers
      3 World Financial Center
      New York, NY 10285
      Tel: 212/526-8866
      Fax: 212/526-4986

      Nir Yarden
      c/o Lehman Brothers
      3 World Financial Center
      New York, NY 10285
      Tel: 212/526-2658
      Fax: 212/526-4986

      Lewis Geffen
      28 Fuller Brook Road
      Wellesley, MA 02482

      Eric Gleacher
      1133 Fifth Avenue
      New York, NY  10128

      Charles Phillips
      775 Park Avenue
      New York, NY  10021

      Thomas Maniatis
      187 Marsh Street
      Belmont, MA  02478-1732

      SUBSEQUENT CLOSING (2/15/00)

      HarbourVest Partners VI --
      Direct Fund, L.P.
      One Financial Center
      Boston, MA 02111
      Attn: Steven Hermsdorf

      BancBoston Ventures, Inc.
      100 Federal Street
      Boston, MA 02110
      Attn: Peter Roberts
      Phone  - 617-434-5398
      Fax:  - 617- 434-1153

      With a copy to:   Bingham Dana LLP
                        150 Federal Street
                        Boston, MA 02110
                        Attn:  Roger Feldman, Esq.
                        Phone: (617) 951-8000
                        Fax: (617) 951-8736


      Dolphin Communications Fund, L.P.
      750 Lexington Avenue, Suite 1600
      New York,  NY  10022
      Attention: Kenneth Kharbanda.

      Dolphin Communications Parallel Fund, L.P.
      750 Lexington Avenue, Suite 1600
      New York, NY  10022
      Attention: Kenneth Kharbanda.

      With a copy to:   Kirkland & Ellis
                        153 E. 53rd Street
                        New York, NY  10022
                        Attn: John Kuehn
                        Phone: (212) 446-4800
                        Fax: (212) 446-4900

                                    EXHIBIT B

                                ASHTON EXECUTIVES

Fredric W. Rittereiser
Arthur J. Bacci
K. Ivan F. Gothner
William Uchimoto
Richard Butler
Fred Weingard

Each:
c/o The Ashton Technology Group
1900 Market Street, Suite 701
Philadelphia, PA  19013
Fax:  (215) 636-3560

With a copy to:  Kronish Lieb Weiner &
                   Hellmen, LLP
                 114 Avenue of the Americas
                 New York, NY  10036
                 Attention: Herbert Kronish, Esq.